CALCULATION OF REGISTRATION FEE
Title of Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Buffered Accelerated Market Participation Securities Linked to the iShares® MSCI EAFE Index Fund due November 14, 2011	$2,000,000	$142.60
(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-158385
May 4, 2010
PRICING SUPPLEMENT
 (To Prospectus dated April 2, 2009,
Prospectus Supplement dated April 9, 2009,
Product Supplement dated April 9, 2009, and
Underlying Supplement No. 2 dated January 11, 2010)

HSBC USA Inc.
Buffered Accelerated Market Participation
SecuritiesTM (“AMPS”)

}	This pricing supplement relates to:

–	$2,000,000 AMPSTM linked to the iShares® MSCI EAFE Index Fund (“EFA”)

}	18-month maturity

}	2x exposure to any positive return in the reference asset, subject to a maximum return

}	Protection from the first 10% of any losses in the reference asset

The Buffered Accelerated Market Participation SecuritiesTM (“AMPS” or, each a “security” and collectively the “securities") offered hereunder are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and include investment risks including possible loss of the Principal Amount invested due to the credit risk of HSBC USA Inc.

The AMPS will not be listed on any U.S. securities exchange or automated quotation system.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus or prospectus supplement. Any representation to the contrary is a criminal offense.

We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities.  HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker dealers or will offer the securities directly to investors.  In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions in any securities after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-11 of this pricing supplement.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page PS-6 of this document, page PS-4 of the accompanying product supplement, page S-3 of the accompanying prospectus supplement and page US2-1 of the accompanying underlying supplement no. 2.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per security	$1,000	$21.50	$978.50
Total	$2,000,000	$43,000	$1,957,000

1HSBC USA Inc. or one of our affiliates will pay varying discounts and commissions of up to 2.15% per $1,000 principal amount of securities in connection with the distribution of the securities, a portion of which may consist of selling concessions of up to 0.60%.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-11 of this pricing supplement.

HSBC USA Inc. Buffered Accelerated Market Participation SecuritiesTM (AMPS) Linked to the iShares® MSCI EAFE Index Fund

All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Buffered Accelerated Market Participation Securities. This offering of securities has the terms described in this pricing supplement and the accompanying product supplement, prospectus supplement, prospectus and underlying supplement.  If the terms of the securities offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement, prospectus or underlying supplement, the terms described in this pricing supplement shall control. You should be willing to forgo interest and dividend payments during the term of the securities and, if the Reference Return is negative, lose up to 90% of your principal.

This pricing supplement relates to an offering of securities linked to the performance of the iShares® MSCI EAFE Index Fund.  The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below.  The following key terms relate to the offerings of securities:

Issuer:	HSBC USA Inc.
Issuer Rating:	AA- (S&P), A1 (Moody’s), AA (Fitch)†
Principal Amount:	$1,000 per security
Reference Asset:	The iShares® MSCI EAFE Index Fund
Reference Asset	Ticker	Upside Participation Rate	Maximum Cap	CUSIP/ISIN
iShares® MSCI EAFE Index Fund	EFA	200%	18.50%	4042K0Z40 / US4042K0Z402
Trade Date:	May 4, 2010
Pricing Date:	May 4, 2010
Settlement Date:	May 18, 2010
Final Valuation Date:	November 7, 2011. The Final Valuation Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.
Maturity Date:
5 business days after the Final Valuation Date, which is expected to be November 14, 2011.  The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.

Payment at Maturity:	On the Maturity Date, for each security, we will pay you the Final Settlement Value.
Final Settlement Value:
If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 principal amount of securities, equal to the lesser of:
(a) $1,000 + ($1,000 × Reference Return × Upside Participation Rate)
(b) $1,000 + ($1,000 × Maximum Cap)
If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Value, you will receive $1,000 per $1,000 principal amount of securities (zero return).
If the Reference Return is less than the Buffer Value, you will receive a cash payment on the Maturity Date, per $1,000 principal amount of securities, calculated as follows:
$1,000 + [$1,000 × (Reference Return + 10%)]
Under these circumstances, you will lose 1% of the principal amount of your securities for each percentage point that the Reference Return is below the Buffer Value.  For example, because the buffer protects the first 10% of loss, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the principal amount.  If the Reference Return is less than the Buffer Value, you may lose up to 90% of your investment.

Reference Return:	With respect to each Reference Asset, the quotient, expressed as a percentage, calculated as follows:
Final Value –Initial Value Initial Value
Buffer Value:	-10%
Initial Value:	$52.66, which was the Official Closing Value of the Reference Asset on the Pricing Date.
Final Value:
The Official Closing Value of the Reference Asset on the Final Valuation Date, adjusted by the calculation agent as described under “Additional Terms of the Notes—Antidilution and Reorganization Adjustments” in the accompanying underlying supplement no. 2.
Official Closing Value:
The closing price of the Reference Asset on any scheduled trading day as determined by the calculation agent based upon the value displayed on the Bloomberg Professional® service page “EFA <Equity>”  or on any successor page on Bloomberg Professional® service or any successor service, as applicable.

Form of securities:	Book-Entry
Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.

† A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The securities themselves have not been independently rated. Each rating should be evaluated independently of any other rating.

GENERAL
This pricing supplement relates to an offering of securities linked to the Reference Asset identified on the cover page.  The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single Reference Asset.  Although the offering of securities relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009, the product supplement dated April 9, 2009, and underlying supplement no. 2 dated January 11, 2010.  All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Accelerated Market Participation Securities. If the terms of the securities offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement, prospectus, or underlying supplement, the terms described in this pricing supplement shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PS-6 of this pricing supplement, page PS-6 of the product supplement, page S-3 of the prospectus supplement and page US2-1 of underlying supplement no. 2, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.  As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement, a product supplement and underlying supplement no. 2) with the US Securities and Exchange Commission (“SEC”) for the offering to which this pricing supplement relates.  Before you invest, you should read the prospectus, prospectus supplement and underlying supplement no. 2 in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and underlying supplement no. 2 if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The underlying supplement no. 2 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410001371/v171070_424b2.htm

}	The product supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

PAYMENT AT MATURITY
On the Maturity Date, for each security you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 principal amount of securities, equal to the lesser of:

(a)                $1,000 + ($1,000 × Reference Return × Upside Participation Rate)

(b)                $1,000 + ($1,000 × Maximum Cap)

If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Value, you will receive $1,000 per $1,000 principal amount of securities (zero return).

If the Reference Return is less than the Buffer Value, you will receive a cash payment on the Maturity Date, per $1,000 principal of securities, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 10%)]

Under these circumstances, you will lose 1% of the principal amount of your securities for each percentage point that the Reference Return is below the Buffer Value.  For example, because the buffer protects the first 10% loss, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the principal amount.  You should be aware that if the Reference Return is less than the Buffer Value, you may lose up to 90% of your investment.

Interest
The securities will not pay periodic interest.

Calculation Agent
We or one of our affiliates will act as calculation agent with respect to the securities.

Trustee
Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, the securities will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent
Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the Securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Reference Issuer
The reference issuer is iShares Trust.

INVESTOR SUITABILITY
The securities may be suitable for you if:

} You seek an investment with an enhanced return linked to the potential positive performance of the Reference Asset and you believe the value of the Reference Asset will increase over the term of the securities.
} You are willing to invest in the securities based on the Maximum Cap indicated herein, which may limit your return at maturity.
} You are willing to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is less than -10%.
} You are willing to forgo dividends or other distributions paid to holders of stocks comprising the Reference Asset.
} You do not seek current income from your investment.
} You do not seek an investment for which there is an active secondary market.
} You are willing to hold the securities to maturity.
} You are comfortable with the creditworthiness of HSBC, as issuer of the securities.

The securities may not be suitable for you if:

} You believe the Reference Return will be negative or that the Reference Return will not be sufficiently positive to provide you with your desired return.
} You are unwilling to invest in the securities based on the Maximum Cap indicated herein, which may limit your return at maturity.
} You are unwilling to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is below -10%.
} You seek an investment that is 100% principal protected.
} You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.
} You prefer to receive the dividends or other distributions paid on any stocks comprising the Reference Asset.
} You seek current income from your investment.
} You seek an investment for which there will be an active secondary market.
} You are unable or unwilling to hold the securities to maturity.
} You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the securities.

RISK FACTORS
We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement, on page PS-4 of the accompanying product supplement and on page US2-1 of underlying supplement no. 2.  Investing in the securities is not equivalent to investing directly in any of the stocks comprising the Reference Asset or the Reference Asset.  You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement, product supplement and underlying supplement including the explanation of risks relating to the securities described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;

}	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement;

}	“— Additional Risks Relating to Notes Linked to the Performance of Exchange-Traded Funds” in the product supplement;

}	“— The Notes are Subject to Currency Exchange Risk” in underlying supplement no. 2; and

}	“— Risks Associated with Foreign Securities Markets” in underlying supplement no. 2.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the securities may result in a loss.

You will be exposed to the decline in the Final Value from the Initial Value beyond the Buffer Value of -10%.  Accordingly, if the Reference Return is less than -10%, your Payment at Maturity will be less than the principal amount of your securities.  You may lose up to 90% of your investment at maturity if the Reference Return is negative.

The appreciation on the securities is limited by the Maximum Cap.

You will not participate in any appreciation in the value of the Reference Asset (as magnified by the Upside Participation Rate) beyond the Maximum Cap of 18.50%. You will not receive a return on the securities greater than the Maximum Cap.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any partial principal protection provided by the buffer at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

The securities will not bear interest.

As a holder of the securities, you will not receive periodic interest payments.

Changes that affect the Reference Asset will affect the market value of the securities and the amount you will receive at maturity.

The policies of the reference sponsor or reference issuer concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference issuer takes account of certain changes affecting those constituents included in the Reference Asset may affect the value of the Reference Asset.  The policies of the reference sponsor or reference issuer with respect to the calculation of the Reference Asset could also affect the value of the Reference Asset.  The reference issuer may discontinue or suspend calculation or dissemination of its Reference Asset. Any such actions could affect the value of the securities.

The securities are not insured by any governmental agency of the United States or any other jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

Certain built-in costs are likely to adversely affect the value of the securities prior to maturity.

While the Payment at Maturity described in this pricing supplement is based on the full principal amount of your securities, the original issue price of the securities includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the securities. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

The securities lack liquidity.

The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

Uncertain tax treatment.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” herein, the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

ILLUSTRATIVE EXAMPLES
The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the value of the Reference Asset relative to its Initial Value.  We cannot predict the Final Value of the Reference Asset on the Final Valuation Date.  The assumptions we have made in connection with the illustrations set forth below may not reflect actual events.  You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or return on the securities.  With respect to the securities, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity on a $1,000 investment in securities for a hypothetical range of performance for the Reference Return from -100% to +100%. The following results are based solely on the assumptions outlined below.  The “Hypothetical Return on the Security” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 principal amount security to $1,000.  The potential returns described here assume that your securities are held to maturity. You should consider carefully whether the securities are suitable to your investment goals.  The following table and examples reflect the following:

}	Principal Amount:	$1,000

}	Initial Value:	$52.66

}	Upside Participation Rate:	200%

}	Maximum Cap:	18.50%

Hypothetical Final Value	Hypothetical Reference Return	Hypothetical Payment at Maturity	Hypothetical Return on the Security
$105.32	100.00%	$1,185.00	18.50%
$94.79	80.00%	$1,185.00	18.50%
$84.26	60.00%	$1,185.00	18.50%
$73.72	40.00%	$1,185.00	18.50%
$63.19	20.00%	$1,185.00	18.50%
$60.56	15.00%	$1,185.00	18.50%
$57.93	10.00%	$1,185.00	18.50%
$57.53	9.25%	$1,185.00	18.50%
$53.71	2.00%	$1,040.00	4.00%
$53.19	1.00%	$1,020.00	2.00%
$52.66	0.00%	$1,000.00	0.00%
$52.13	-1.00%	$1,000.00	0.00%
$51.61	-2.00%	$1,000.00	0.00%
$50.03	-5.00%	$1,000.00	0.00%
$47.39	-10.00%	$1,000.00	0.00%
$44.76	-15.00%	$950.00	-5.00%
$42.13	-20.00%	$900.00	-10.00%
$31.60	-40.00%	$700.00	-30.00%
$21.06	-60.00%	$500.00	-50.00%
$10.53	-80.00%	$300.00	-70.00%
$0.00	-100.00%	$100.00	-90.00%

The following examples indicate how the final settlement value would be calculated with respect to a hypothetical $1,000 investment in the securities.

Example 1: The level of the Reference Asset increases from the Initial Value of $52.66 to a Final Value of $53.71.

Reference Return:	2.00%
Final Settlement Value:	$1,040.00

Because the Reference Return is positive, and the Reference Return multiplied by the Upside Participation Rate is less than the Maximum Cap, the Final Settlement Value would be $1,040.00 per $1,000 principal amount of securities calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate)

= $1,000 + ($1,000 × 2.00% × 200%)

= $1,040.00

Example 1 shows that you will receive the return of your principal investment plus a return equal to the Reference Return multiplied by 200% when the Reference Return is positive and the Reference Return multiplied by 200% is equal to or less than the Maximum Cap.

Example 2: The level of the Reference Asset increases from the Initial Value of $52.66 to a Final Value of $57.93.

Reference Return:	10.00%
Final Settlement Value:	$1,185.00

Because the Reference Return is positive, and the Reference Return multiplied by the Upside Participation Rate is greater than the Maximum Cap, the Final Settlement Value would be $1,185.00 per $1,000 principal amount of securities calculated as follows:

$1,000 + ($1,000 × Maximum Cap)

= $1,000 + ($1,000 × 18.50%)

= $1,185.00

Example 2 shows that you will receive the return of your principal investment plus a return equal to the Maximum Cap when the Reference Return is positive and if the Reference Return multiplied by 200% exceeds the Maximum Cap.

Example 3: The level of the Reference Asset decreases from the Initial Value of $52.66 to a Final Value of $50.03.

Reference Return:	-5.00%
Final Settlement Value:	$1,000.00

Because the Reference Return is less than zero but greater than the Buffer Value, the Final Settlement Value would be $1,000.00 per $1,000 principal amount of securities (a zero return).

Example 3 shows that you will receive the return of your principal investment where the value of the Reference Asset declines by no more than 10% over the term of the securities.

Example 4: The level of the Reference Asset decreases from the Initial Value of $52.66 to a Final Value of $31.60.

Reference Return:	-40.00%
Final Settlement Value:	$700.00

Here, the Reference Return is -40.00%.  Because the Reference Return is less than the Buffer Value of -10%, the Final Settlement Value would be $700.00 per $1,000 principal amount of securities calculated as follows:

$1,000 + [$1,000 × (Reference Return + 10%)]

= $1,000 + [$1,000 × (-40.00% + 10%)]

= $700.00

Example 4 shows that you are exposed on a 1-to-1 basis to declines in the value of the Reference Asset beyond the Buffer Value of -10%.  YOU MAY LOSE UP TO 90% OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES.

INFORMATION RELATING TO THE ISHARES® MSCI EAFE INDEX FUND (the “EFA”) The disclosure relating to the EFA contained below relates only to the offering of securities linked to the EFA.
Description of the EFA
The EFA seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the European, Australasian, and Far Eastern markets, as measured by the MSCI EAFE® Index, which is the underlying index of the EFA. As of May 4, 2010, the MSCI EAFE® Index consisted of the following 21 component country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

For more information about the EFA, see “The iShares® MSCI EAFE Index Fund” on page US2-20 of the accompanying underlying supplement no. 2.

Historical Performance of the EFA
The following graph sets forth the historical performance of the EFA based on the monthly historical closing prices from May 31, 2005 through May 4, 2010 (using May 4, 2010 as the monthly historical closing price for May 2010).  The closing price for the EFA on May 4, 2010 was $52.66. We obtained the closing prices below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical prices of the EFA should not be taken as an indication of future performance, and no assurance can be given as to the EFA closing price on the Final Valuation Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2005	3/31/2005	$55.36	$51.14	$52.92
4/1/2005	6/30/2005	$53.92	$51.12	$52.35
7/1/2005	9/30/2005	$58.57	$51.24	$58.09
10/3/2005	12/30/2005	$60.95	$54.58	$59.42
1/3/2006	3/31/2006	$65.52	$60.25	$64.99
4/3/2006	6/30/2006	$70.65	$59.40	$65.35
7/3/2006	9/29/2006	$68.52	$60.94	$67.78
10/2/2006	12/29/2006	$74.66	$67.61	$73.26
1/3/2007	3/30/2007	$77.18	$70.95	$76.27
4/2/2007	6/29/2007	$81.79	$76.05	$80.63
7/2/2007	9/28/2007	$85.50	$67.99	$82.56
10/1/2007	12/31/2007	$86.49	$78.00	$78.50
1/2/2008	3/31/2008	$79.22	$65.63	$71.90
4/1/2008	6/30/2008	$78.76	$68.06	$68.70
7/1/2008	9/30/2008	$68.39	$52.36	$56.30
10/1/2008	12/31/2008	$56.42	$35.53	$44.87
1/2/2009	3/31/2009	$45.61	$31.56	$37.59
4/1/2009	6/30/2009	$49.18	$37.28	$45.81
7/1/2009	9/30/2009	$56.31	$43.49	$54.70
10/1/2009	12/31/2009	$57.66	$52.42	$55.30
1/4/2010	3/31/2010	$58.00	$49.94	$56.00
4/1/2010*	5/4/2010*	$58.08	$52.41	$52.66

* As of the date of this pricing supplement available information for the second calendar quarter of 2010 includes data for the period from April 1, 2010 through May 4, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2010.  The closing price of EFA on May 4, 2010 was $52.66.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC for distribution to other registered broker dealers or will offer the securities directly to investors.  HSBC Securities (USA) Inc. will offer the securities at the offering price set forth on the cover page of this pricing supplement and will receive underwriting discounts and commissions of up to 2.15%, or $21.50, per $1,000 principal amount of securities.  HSBC Securities (USA) Inc. may re-allow up to the full amount of the selling concession on sales of such securities by other brokers or dealers.

An affiliate of HSBC has paid or may pay in the future an amount to broker dealers in connection with the costs of the continuing implementation of systems to support these securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See ‘Supplemental Plan of Distribution’ on page S-52 in the prospectus supplement.

We expect that delivery of the securities will be made against payment for the securities on or about the Settlement Date set forth on page PS-1 of this pricing supplement, which is expected to be the tenth business day following the Pricing Date of the securities. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on the Pricing Date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisers.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a pre-paid forward or other executory contract with respect to the Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes.  Notwithstanding any disclosure in the accompanying product supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat a security as a pre-paid forward or other executory contract with respect to the Reference Asset.  Pursuant to this approach and subject to the discussion below regarding “constructive ownership transactions,” we do not intend to report any income or gain with respect to the securities prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the security for more than one year at such time for U.S. federal income tax purposes.

Despite the foregoing, U.S. holders (as defined under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement) should be aware that the Internal Revenue Code of 1986, as amended (the “Code”) contains a provision, Section 1260 of the Code, which sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of Section 1260 of the Code to any particular transaction is often uncertain. In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of the Reference Asset (the “Underlying Shares”)). Under the “constructive ownership” rules, if an investment in the securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of a security will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder determined as if the U.S. holder had acquired the Underlying Shares on the original issue date of the security at fair market value and sold them at fair market value on the Maturity Date (if the security was held until the Maturity Date) or on the date of sale or exchange of the security (if the security was sold or exchanged prior to the Maturity Date) (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the security (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the security).

Although the matter is not clear, there exists a risk that an investment in the securities will be treated as a “constructive ownership transaction.” If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a security will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of each security will equal the excess of (i) any long-term capital gain recognized by the U.S. holder in respect of such a security over (ii) the “net underlying long-term capital gain” such U.S. holder would have had if such U.S. holder had acquired a number of the Underlying Shares at fair market value on the original issue date of such security for an amount equal to the “issue price” of the security and, upon the date of sale, exchange or maturity of the security, sold such Underlying Shares at fair market value (which would reflect the percentage increase in the value of the Underlying Shares over the term of the security). Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

We will not attempt to ascertain whether the issuer of any stock owned by the Reference Asset would be treated as a passive foreign investment company (“PFIC”), as defined for U.S. federal income tax purposes. In the event that the issuer of any stock owned by the Reference Asset were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the issuers of stock owned by the Reference Asset and consult your tax advisor regarding the possible consequences to you, if any, in the event that one or more issuers of stock owned by the Reference Asset is or becomes a PFIC.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S Federal Income Tax Considerations” in the accompanying prospectus supplement.

TABLE OF CONTENTS
Pricing Supplement
You should only rely on the information contained in this pricing supplement, accompanying underlying supplement, product supplement, prospectus supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement, accompanying underlying supplement, product supplement, prospectus supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This pricing supplement, accompanying underlying supplement, product supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this pricing supplement, accompanying underlying supplement, product supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$2,000,000  Accelerated Market Participation Securities Linked to the
iShares® MSCI EAFE Index Fund

May 4, 2010

PRICING SUPPLEMENT

General	PS-6
Investor Suitability	PS-7
Risk Factors	PS-8
Illustrative Examples	PS-10
The iShares® MSCI EAFE Index Fund	PS-12
Supplemental Plan of Distribution (Conflicts of Interest)	PS-13
Certain U.S. Federal Income Tax Considerations	PS-13
Underlying Supplement No. 2
Risk Factors	US2-1
The DIAMONDS® Trust, Series 1	US2-7
The POWERSHARES QQQ TRUSTSM, SERIES 1	US2-9
The iShares® MSCI Mexico Investable Market Index Fund	US2-13
The iShares® MSCI Brazil Index Fund	US2-15
The iShares® MSCI Emerging Markets Index Fund	US2-17
The iShares® MSCI EAFE Index Fund	US2-20
The SPDR Trust Series 1	US2-23
The Market Vectors Gold Miners ETF	US2-26
The Oil Service HOLDRSSM Trust	US2-30
The iShares® Dow Jones U.S. Real Estate Index Fund	US2-32
The iShares® FTSE/Xinhua China 25 Index Fund	US2-36
The iShares® S&P Latin America 40 Index Fund	US2-39
The Financial Select Sector SPDR® Fund	US2-42
The Semiconductor HOLDRSSM Trust	US2-46
The iShares® Dow Jones Transportation Average Index Fund	US2-48
The Energy Select SPDR® Fund	US2-50
The Health Care Select SPDR® Fund	US2-53
Other Components	US2-56
Additional Terms of the Notes	US2-56
Product Supplement
Notice to Investors	PS-1
Product Supplement Summary	PS-1
Risk Factors	PS-4
Pricing Supplement Overview	PS-7
Valuation of the Notes	PS-7
Hypothetical Examples	PS-10
Specific Terms of the Notes	PS-19
Certain U.S. Federal Income Tax Considerations	PS-24
Events of Default and Acceleration	PS-25
Information Regarding the Reference Asset and Reference Issuers	PS-25
Certain ERISA Considerations	PS-25
Validity of the Notes	PS-25
Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52
Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59